Curtiss-Wright Corporation, Page 1

Exhibit 99.1
NEWS RELEASE

CURTISS-WRIGHT REPORTS THIRD QUARTER 2024 FINANCIAL RESULTS AND RAISES FULL-YEAR 2024 GUIDANCE

DAVIDSON, N.C. – October 30, 2024 – Curtiss-Wright Corporation (NYSE: CW) reports financial results for the third quarter ended September 30, 2024.

Third Quarter 2024 Highlights:
•Reported sales of $799 million, up 10%;
•Reported operating income of $145 million, operating margin of 18.1%, and diluted earnings per share (EPS) of $2.89;
•Adjusted operating income of $149 million, up 11%;
•Adjusted operating margin of 18.7%, up 20 basis points;
•Adjusted diluted EPS of $2.97, up 17%;
•New orders of $860 million, up 2%, reflected a book-to-bill of 1.1x driven by solid demand within our Aerospace & Defense (A&D) markets;
•Backlog of $3.3 billion, up 16% year-to-date; and
•Free cash flow (FCF) of $163 million, generating 142% Adjusted FCF conversion.

Raised Full-Year 2024 Adjusted Financial Guidance:
•Sales increased to new range of 7% to 9% growth (previously 6% to 8%), principally driven by strong growth in our A&D markets;
•Operating income increased to new range of 7% to 10% growth (previously 6% to 9%);
•Maintained operating margin range of 17.4% to 17.6%, flat to up 20 basis points compared with the prior year;
•Diluted EPS increased to new range of $10.55 to $10.75, up 12% to 15% (previously $10.40 to $10.65, up 11% to 14%); and
•Free cash flow increased to new range of $430 to $450 million, up 4% to 9% (previously $425 to $445 million, up 3% to 8%), and continues to reflect greater than 105% FCF conversion.

"Curtiss-Wright achieved strong third quarter results, highlighted by mid-teens revenue growth in our A&D end markets, a better-than-expected operational performance in our Defense Electronics segment and a 17% year-over-year increase in Adjusted diluted EPS," said Lynn M. Bamford, Chair and CEO of Curtiss-Wright Corporation. "We continue to demonstrate solid order activity, yielding an overall book-to-bill of 1.1x in the quarter, highlighted by record quarterly orders within our Defense Electronics segment. We also delivered solid cash generation, resulting in an exceptional free cash flow conversion of 142%. Based on the strong year-to-date performance and our continued momentum in executing on our Pivot to Growth strategy, we once again raised our full-year 2024 outlook for sales, diluted EPS and free cash flow."

“We continue to leverage our strong balance sheet in support of our disciplined capital allocation strategy. This includes delivering on our commitment to drive solid returns to our shareholders as we completed the recently announced $100 million expansion of our 2024 share repurchase program during the quarter. Additionally, we remain focused on supplementing our organic growth with high quality, strategic acquisitions that meet our stringent financial criteria to drive long-term shareholder value.”

Curtiss-Wright Corporation, Page 2
Third Quarter 2024 Operating Results

(In millions)	Q3-2024	Q3-2023	Change
Reported
Sales	$799	$724	10%
Operating income	$145	$133	9%
Operating margin	18.1%	18.3%	(20 bps)

Adjusted (1)
Sales	$799	$724	10%
Operating income	$149	$134	11%
Operating margin	18.7%	18.5%	20 bps
(1)Reconciliations of Reported to Adjusted operating results are available in the Appendix.

•Sales of $799 million increased 10% compared with the prior year;
•Total A&D market sales increased 15%, as we experienced strong growth in the defense markets principally driven by increased demand for our defense electronics products and higher submarine and aircraft carrier revenues in naval defense, as well as higher OEM sales in the commercial aerospace market;
•Total Commercial market sales were flat, reflecting solid growth in the power & process market, principally driven by higher sales of our commercial nuclear products, which was offset by lower sales in the general industrial market; and
•Adjusted operating income of $149 million increased 11%, while Adjusted operating margin increased 20 basis points to 18.7%, principally driven by favorable overhead absorption on higher revenues in all three segments and partially offset by an unfavorable mix of products.

Curtiss-Wright Corporation, Page 3
Third Quarter 2024 Segment Performance

Aerospace & Industrial

(In millions)	Q3-2024	Q3-2023	Change
Reported
Sales	$229	$220	4%
Operating income	$37	$39	(4%)
Operating margin	16.4%	17.7%	(130 bps)

Adjusted (1)
Sales	$229	$220	4%
Operating income	$39	$39	1%
Operating margin	17.2%	17.7%	(50 bps)
(1)Reconciliations of Reported to Adjusted operating results are available in the Appendix.

•Sales of $229 million, up $8 million, or 4%;
•Commercial aerospace market revenue increases reflected strong demand and higher OEM sales of sensors products and surface treatment services on narrowbody and widebody platforms;
•Higher revenue in the aerospace defense market reflected the timing of sales for our actuation equipment on various fighter jet programs;
•Lower general industrial market revenue was principally driven by reduced sales of industrial vehicle products to off-highway vehicle platforms and lower sales of industrial automation and services; and
•Adjusted operating income was $39 million, up 1% from the prior year, while Adjusted operating margin decreased 50 basis points to 17.2%, as favorable absorption on higher sales as well as the benefits of our restructuring initiatives were offset by unfavorable mix of products.

Curtiss-Wright Corporation, Page 4
Defense Electronics

(In millions)	Q3-2024	Q3-2023	Change
Reported
Sales	$243	$216	12%
Operating income	$64	$56	13%
Operating margin	26.2%	26.0%	20 bps

Adjusted (1)
Sales	$243	$216	12%
Operating income	$64	$56	15%
Operating margin	26.5%	26.0%	50 bps
(1)Reconciliations of Reported to Adjusted operating results are available in the Appendix.

•Sales of $243 million, up $27 million, or 12%;
•Higher revenue in the aerospace defense market was principally driven by increased sales of our embedded computing equipment on various domestic and international helicopter programs, partially offset by the timing of flight test equipment sales;
•Strong revenue growth in the ground defense market primarily reflected higher sales of tactical battlefield communications equipment;
•Higher commercial aerospace market revenue principally reflected increased OEM sales of avionics and electronics on various platforms; and
•Adjusted operating income was $64 million, up 15% from the prior year, while Adjusted operating margin increased 50 basis points to 26.5%, primarily due to favorable absorption on higher A&D revenues.

Curtiss-Wright Corporation, Page 5
Naval & Power

(In millions)	Q3-2024	Q3-2023	Change
Reported
Sales	$327	$288	14%
Operating income	$53	$48	11%
Operating margin	16.2%	16.6%	(40 bps)

Adjusted (1)
Sales	$327	$288	14%
Operating income	$54	$49	10%
Operating margin	16.4%	17.0%	(60 bps)
(1)Reconciliations of Reported to Adjusted operating results are available in the Appendix.

•Sales of $327 million, up $39 million, or 14%;
•Strong revenue growth in the naval defense market principally reflected higher demand on the Virginia-class submarine, Columbia-class submarine and CVN-81 aircraft carrier programs, as well as higher growth on various next-generation submarine development programs;
•Higher power & process market revenues mainly reflected increased commercial nuclear aftermarket sales supporting the maintenance of U.S. operating reactors; and
•Adjusted operating income was $54 million, up 10% from the prior year, while Adjusted operating margin decreased 60 basis points to 16.4%, as favorable absorption on higher revenues was partially offset by an unfavorable mix of products and the timing of development programs.

Curtiss-Wright Corporation, Page 6
Free Cash Flow

(In millions)	Q3-2024	Q3-2023	Change
Net cash provided by operating activities	$177	$146	21%
Capital expenditures	(15)	(9)	56%
Reported free cash flow	$163	$137	19%
Adjusted free cash flow (1)	$163	$137	19%
(1)A reconciliation of Reported to Adjusted free cash flow is available in the Appendix.

•Reported free cash flow of $163 million increased $26 million year over year, primarily driven by higher cash earnings and lower working capital;
•Adjusted free cash flow of $163 million; and
•Capital expenditures increased $5 million compared with the prior year period, due to growth investments within the Aerospace & Industrial and Defense Electronics segments.

New Orders and Backlog
•New orders of $860 million increased 2% compared with the prior year and generated an overall book-to-bill of approximately 1.1x, principally driven by continued strong demand for defense electronics products within our A&D markets; and
•Backlog of $3.3 billion, up 16% from December 31, 2023, reflecting higher demand in both our A&D and Commercial markets.

Share Repurchase and Dividends
•During the third quarter, the Company repurchased 355,578 shares of its common stock for approximately $113 million and remains on track to repurchase a total of $150 million in shares in 2024; and
•The Company declared a quarterly dividend of $0.21 a share.

Curtiss-Wright Corporation, Page 7
Full-Year 2024 Guidance

The Company is updating its full-year 2024 Adjusted financial guidance(1) as follows:

($ in millions, except EPS)	2024 Adjusted Non-GAAP Guidance (Prior)	2024 Adjusted Non-GAAP Guidance (Current)	Change vs 2023 Adjusted (Current)
Total Sales	$3,010 - $3,060	$3,050 - $3,095	Up 7% - 9%
Operating Income	$525 - $539	$531 - $545	Up 7% - 10%
Operating Margin	17.4% - 17.6%	17.4% - 17.6%	Up 0 - 20 bps
Diluted EPS	$10.40 - $10.65	$10.55 - $10.75	Up 12% - 15%
Free Cash Flow	$425 - $445	$430 - $450	Up 4% - 9%
(1)Reconciliations of Reported to Adjusted 2023 operating results and 2024 financial guidance are available in the Appendix.

**********

A more detailed breakdown of the Company’s 2024 financial guidance by segment and by market, as well as all reconciliations of Reported GAAP amounts to Adjusted Non-GAAP amounts, can be found in the accompanying schedules. Historical financial results are available in the Investor Relations section of Curtiss-Wright’s website.

Conference Call & Webcast Information

The Company will host a conference call to discuss its third quarter 2024 financial results and updates to 2024 guidance at 10:00 a.m. ET on Thursday, October 31, 2024. A live webcast of the call and the accompanying financial presentation, as well as a webcast replay of the call, will be made available on the internet by visiting the Investor Relations section of the Company’s website at www.curtisswright.com.

(Tables to Follow)

Curtiss-Wright Corporation, Page 8

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)
($'s in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
Product sales	$684,216	$613,915	$1,941,327	$1,721,832
Service sales	114,702	110,411	355,549	337,750
Total net sales	798,918	724,326	2,296,876	2,059,582

Cost of product sales	434,370	380,163	1,252,773	1,093,469
Cost of service sales	66,285	62,695	207,984	203,664
Total cost of sales	500,655	442,858	1,460,757	1,297,133

Gross profit	298,263	281,468	836,119	762,449

Research and development expenses	20,734	23,464	65,866	65,698
Selling expenses	37,311	34,084	109,202	100,782
General and administrative expenses	92,035	91,401	281,092	272,060
Restructuring expenses	3,280	—	6,198	—

Operating income	144,903	132,519	373,761	323,909

Interest expense	11,408	12,496	33,194	40,432
Other income, net	10,126	7,023	28,294	22,744

Earnings before income taxes	143,621	127,046	368,861	306,221
Provision for income taxes	(32,461)	(30,268)	(81,735)	(71,598)
Net earnings	$111,160	$96,778	$287,126	$234,623

Net earnings per share:
Basic earnings per share	$2.91	$2.53	$7.51	$6.13
Diluted earnings per share	$2.89	$2.51	$7.47	$6.09

Dividends per share	$0.21	$0.20	$0.62	$0.59

Weighted-average shares outstanding:
Basic	38,208	38,285	38,245	38,301
Diluted	38,451	38,558	38,451	38,538

Curtiss-Wright Corporation, Page 9

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
($'s in thousands, except par value)

	September 30,	December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$443,850	$406,867
Receivables, net	857,614	732,678
Inventories, net	582,584	510,033
Other current assets	68,035	67,502
Total current assets	1,952,083	1,717,080
Property, plant, and equipment, net	330,292	332,796
Goodwill	1,583,448	1,558,826
Other intangible assets, net	532,397	557,612
Operating lease right-of-use assets, net	156,613	141,435
Prepaid pension asset	279,212	261,869
Other assets	51,693	51,351
Total assets	$4,885,738	$4,620,969

Liabilities
Current liabilities:
Current portion of long-term debt	$90,000	$—
Accounts payable	222,542	243,833
Accrued expenses	194,414	188,039
Deferred revenue	392,330	303,872
Other current liabilities	87,369	70,800
Total current liabilities	986,655	806,544
Long-term debt	959,302	1,050,362
Deferred tax liabilities, net	124,186	132,319
Accrued pension and other postretirement benefit costs	68,159	66,875
Long-term operating lease liability	134,866	118,611
Long-term portion of environmental reserves	14,661	12,784
Other liabilities	107,490	105,061
Total liabilities	$2,395,319	$2,292,556

Stockholders' equity
Common stock, $1 par value	$49,187	$49,187
Additional paid in capital	144,394	140,182
Retained earnings	3,751,183	3,487,751
Accumulated other comprehensive loss	(203,428)	(213,223)
Less: cost of treasury stock	(1,250,917)	(1,135,484)
Total stockholders' equity	$2,490,419	$2,328,413

Total liabilities and stockholders' equity	$4,885,738	$4,620,969

Curtiss-Wright Corporation, Page 10
Use and Definitions of Non-GAAP Financial Information (Unaudited)

The Corporation supplements its financial information determined under U.S. generally accepted accounting principles (GAAP) with certain non-GAAP financial information. Curtiss-Wright believes that these Adjusted (non-GAAP) measures provide investors with improved transparency in order to better measure Curtiss-Wright’s ongoing operating and financial performance and better comparisons of our key financial metrics to our peers. These non-GAAP measures should not be considered in isolation or as a substitute for the related GAAP measures, and other companies may define such measures differently. Curtiss-Wright encourages investors to review its financial statements and publicly filed reports in their entirety and not to rely on any single financial measure. Reconciliations of “Reported” GAAP amounts to “Adjusted” non-GAAP amounts are furnished within this release.

The following definitions are provided:

Adjusted Operating Income, Operating Margin, Net Earnings and Diluted EPS
These Adjusted financials are defined as Reported Operating Income, Operating Margin, Net Earnings and Diluted Earnings per Share under GAAP excluding: (i) the impact of first year purchase accounting costs associated with acquisitions, specifically one-time inventory step-up, backlog amortization, deferred revenue adjustments and transaction costs; (ii) costs associated with the Company's 2024 Restructuring Program; and (iii) the sale or divestiture of a business or product line, as applicable.

Curtiss-Wright Corporation, Page 11

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
RECONCILIATION OF AS REPORTED TO ADJUSTED (UNAUDITED)
($'s in thousands)

	Three Months Ended			Three Months Ended
	September 30, 2024			September 30, 2023			% Change
	As Reported	Adjustments	Adjusted	As Reported	Adjustments	Adjusted	As Reported	Adjusted
Sales:
Aerospace & Industrial	$228,659	$—	$228,659	$220,297	$—	$220,297	4%	4%
Defense Electronics	243,029	—	243,029	216,285	—	216,285	12%	12%
Naval & Power	327,230	—	327,230	287,744	—	287,744	14%	14%

Total sales	$798,918	$—	$798,918	$724,326	$—	$724,326	10%	10%

Operating income (expense):
Aerospace & Industrial(2)	$37,435	$1,926	$39,361	$39,014	$—	$39,014	(4)%	1%
Defense Electronics(2)	63,639	819	64,458	56,212	—	56,212	13%	15%
Naval & Power(1)(2)	53,039	759	53,798	47,663	1,333	48,996	11%	10%

Total segments	$154,113	$3,504	$157,617	$142,889	$1,333	$144,222	8%	9%
Corporate and other(2)	(9,210)	660	(8,550)	(10,370)	—	(10,370)	11%	18%

Total operating income	$144,903	$4,164	$149,067	$132,519	$1,333	$133,852	9%	11%

Operating margins:	As Reported		Adjusted	As Reported		Adjusted	As Reported	Adjusted
Aerospace & Industrial	16.4%		17.2%	17.7%		17.7%	(130 bps)	(50 bps)
Defense Electronics	26.2%		26.5%	26.0%		26.0%	20 bps	50 bps
Naval & Power	16.2%		16.4%	16.6%		17.0%	(40 bps)	(60 bps)
Total Curtiss-Wright	18.1%		18.7%	18.3%		18.5%	(20 bps)	20 bps

Segment margins	19.3%		19.7%	19.7%		19.9%	(40 bps)	(20 bps)

(1) Excludes first year purchase accounting adjustments in both the current and prior year periods.
(2) Excludes costs associated with the Company's 2024 Restructuring Program in the current period.

Curtiss-Wright Corporation, Page 12

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
RECONCILIATION OF AS REPORTED TO ADJUSTED (UNAUDITED)
($'s in thousands)

	Nine Months Ended			Nine Months Ended
	September 30, 2024			September 30, 2023			% Change
	As Reported	Adjustments	Adjusted	As Reported	Adjustments	Adjusted	As Reported	Adjusted
Sales:
Aerospace & Industrial	$681,216	$—	$681,216	$649,004	$—	$649,004	5%	5%
Defense Electronics	683,231	—	683,231	576,161	—	576,161	19%	19%
Naval & Power	932,429	—	932,429	834,417	—	834,417	12%	12%

Total sales	$2,296,876	$—	$2,296,876	$2,059,582	$—	$2,059,582	12%	12%

Operating income (expense):
Aerospace & Industrial(2)	$100,147	$4,546	$104,693	$101,224	$—	$101,224	(1)%	3%
Defense Electronics(2)	169,964	1,342	171,306	122,760	—	122,760	38%	40%
Naval & Power (1)(2)	134,513	1,101	135,614	132,382	6,669	139,051	2%	(2)%

Total segments	$404,624	$6,989	$411,613	$356,366	$6,669	$363,035	14%	13%
Corporate and other(2)	(30,863)	1,624	(29,239)	(32,457)	—	(32,457)	5%	10%

Total operating income	$373,761	$8,613	$382,374	$323,909	$6,669	$330,578	15%	16%

Operating margins:	As Reported		Adjusted	As Reported		Adjusted	As Reported	Adjusted
Aerospace & Industrial	14.7%		15.4%	15.6%		15.6%	(90 bps)	(20 bps)
Defense Electronics	24.9%		25.1%	21.3%		21.3%	360 bps	380 bps
Naval & Power	14.4%		14.5%	15.9%		16.7%	(150 bps)	(220 bps)
Total Curtiss-Wright	16.3%		16.6%	15.7%		16.1%	60 bps	50 bps

Segment margins	17.6%		17.9%	17.3%		17.6%	30 bps	30 bps

(1) Excludes first year purchase accounting adjustments in both the current and prior year periods.
(2) Excludes costs associated with the Company's 2024 Restructuring Program in the current period.

Curtiss-Wright Corporation, Page 13

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
SALES BY END MARKET (UNAUDITED)
($'s in thousands)

	Three Months Ended	Three Months Ended
	September 30, 2024	September 30, 2023	% Change
Aerospace & Defense markets:
Aerospace Defense	$158,980	$148,023	7%
Ground Defense	92,973	83,185	12%
Naval Defense	217,510	179,862	21%
Commercial Aerospace	96,677	79,703	21%
Total Aerospace & Defense	$566,140	$490,773	15%

Commercial markets:
Power & Process	$131,376	$122,118	8%
General Industrial	101,402	111,435	(9%)
Total Commercial	$232,778	$233,553	0%

Total Curtiss-Wright	$798,918	$724,326	10%

	Nine Months Ended	Nine Months Ended
	September 30, 2024	September 30, 2023	% Change
Aerospace & Defense markets:
Aerospace Defense	$445,158	$380,095	17%
Ground Defense	268,672	220,317	22%
Naval Defense	605,004	532,773	14%
Commercial Aerospace	279,768	232,226	20%
Total Aerospace & Defense	$1,598,602	$1,365,411	17%

Commercial markets:
Power & Process	$394,016	$373,457	6%
General Industrial	304,258	320,714	(5%)
Total Commercial	$698,274	$694,171	1%

Total Curtiss-Wright	$2,296,876	$2,059,582	12%

Curtiss-Wright Corporation, Page 14

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
RECONCILIATION OF AS REPORTED TO ADJUSTED DILUTED EARNINGS PER SHARE (UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
Diluted earnings per share - As Reported	$2.89	$2.51	$7.47	$6.09
First year purchase accounting adjustments	0.02	0.03	0.02	0.13
Restructuring costs	0.06	—	0.15	—
Diluted earnings per share - Adjusted (1)	$2.97	$2.54	$7.64	$6.22

(1) All adjustments are presented net of income taxes.

Curtiss-Wright Corporation, Page 15
Organic Sales and Organic Operating Income
The Corporation discloses organic sales and organic operating income because the Corporation believes it provides investors with insight as to the Company’s ongoing business performance. Organic sales and organic operating income are defined as sales and operating income, excluding contributions from acquisitions and results of operations from divested businesses or product lines during the last twelve months, costs associated with the Company's 2024 Restructuring Program, and foreign currency fluctuations.

	Three Months Ended
	September 30,
	2024 vs. 2023
	Aerospace & Industrial		Defense Electronics		Naval & Power		Total Curtiss-Wright
	Sales	Operating income	Sales	Operating income	Sales	Operating income	Sales	Operating income
As Reported	4%	(4%)	12%	13%	14%	11%	10%	9%
Less: Acquisitions	0%	0%	0%	0%	(1%)	0%	0%	0%
Restructuring	0%	5%	0%	1%	0%	0%	0%	3%
Foreign Currency	(1%)	(2%)	0%	0%	0%	0%	0%	(1%)
Organic	3%	(1%)	12%	14%	13%	11%	10%	11%

	Nine Months Ended
	September 30,
	2024 vs. 2023
	Aerospace & Industrial		Defense Electronics		Naval & Power		Total Curtiss-Wright
	Sales	Operating income	Sales	Operating income	Sales	Operating income	Sales	Operating income
As Reported	5%	(1%)	19%	38%	12%	2%	12%	15%
Less: Acquisitions	0%	0%	0%	0%	(1%)	0%	0%	0%
Restructuring	0%	4%	0%	1%	0%	0%	0%	2%
Foreign Currency	0%	0%	(1%)	0%	0%	0%	(1%)	1%
Organic	5%	3%	18%	39%	11%	2%	11%	18%

Curtiss-Wright Corporation, Page 16
Free Cash Flow and Free Cash Flow Conversion
The Corporation discloses free cash flow because it measures cash flow available for investing and financing activities. Free cash flow represents cash available to repay outstanding debt, invest in the business, acquire businesses, return capital to shareholders and make other strategic investments. Free cash flow is defined as net cash provided by operating activities less capital expenditures. Adjusted free cash flow excludes payments associated with the Westinghouse legal settlement in the prior year period. The Corporation discloses adjusted free cash flow conversion because it measures the proportion of net earnings converted into free cash flow and is defined as adjusted free cash flow divided by adjusted net earnings.

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
NON-GAAP FINANCIAL DATA (UNAUDITED)
($'s in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
Net cash provided by operating activities	$177,274	$146,364	$242,976	$165,717
Capital expenditures	(14,584)	(9,373)	(37,703)	(32,037)
Free cash flow	$162,690	$136,991	$205,273	$133,680
Westinghouse legal settlement	—	—	—	10,000
Adjusted free cash flow	$162,690	$136,991	$205,273	$143,680
Adjusted free cash flow conversion	142%	140%	70%	60%

Curtiss-Wright Corporation, Page 17

CURTISS-WRIGHT CORPORATION
2024 Guidance
As of October 30, 2024
($'s in millions, except per share data)

	2023 Reported (GAAP)	2023 Adjustments (Non-GAAP)(1,2)	2023 Adjusted (Non-GAAP)(1,2)	2024 Reported Guidance (GAAP)		2024 Adjustments (Non-GAAP)(3)	2024 Adjusted Guidance (Non-GAAP)(3)
				Low	High		Low	High	2024 Chg vs 2023 Adjusted
Sales:
Aerospace & Industrial	$887	$—	$887	$925	$940	$—	$925	$940	4 - 6%
Defense Electronics	816	—	816	892	907	—	892	907	9 - 11%
Naval & Power	1,142	—	1,142	1,233	1,248	—	1,233	1,248	8 - 9%
Total sales	$2,845	$—	$2,845	$3,050	$3,095	$—	$3,050	$3,095	7 - 9%

Operating income:
Aerospace & Industrial	$145	$—	$145	$148	$152	$9	$157	$161	8 - 11%
Defense Electronics	192	—	192	213	218	3	216	221	13 - 15%
Naval & Power	189	9	198	197	202	1	198	203	0 - 2%
Total segments	$526	$9	$535	$557	$572	$13	$570	$585
Corporate and other	(42)	—	(42)	(41)	(42)	2	(39)	(40)
Total operating income	$485	$9	$494	$516	$530	$15	$531	$545	7 - 10%

Interest expense	$(51)	$—	$(51)	$(44)	$(45)	$—	$(44)	$(45)
Other income, net	30	—	30	35	35	—	35	35
Earnings before income taxes	463	9	472	507	519	15	522	534
Provision for income taxes	(109)	(2)	(111)	(114)	(117)	(3)	(117)	(120)
Net earnings	$355	$6	$361	$393	$401	$12	$405	$413

Diluted earnings per share	$9.20	$0.18	$9.38	$10.23	$10.44	$0.32	$10.55	$10.75	12 - 15%
Diluted shares outstanding	38.5		38.5	38.4	38.4		38.4	38.4
Effective tax rate	23.4%		23.4%	22.5%	22.5%		22.5%	22.5%

Operating margins:
Aerospace & Industrial	16.4%		16.4%	16.0%	16.2%		16.9%	17.1%	50 - 70 bps
Defense Electronics	23.5%		23.5%	23.9%	24.0%		24.2%	24.4%	70 - 90 bps
Naval & Power	16.6%		17.4%	16.0%	16.2%		16.1%	16.3%	(110 - 130 bps)
Total operating margin	17.0%		17.4%	16.9%	17.1%		17.4%	17.6%	0 - 20 bps

Free cash flow	$403	$10	$413	$430	$450	$—	$430	$450	4 - 9%

Notes: Full year amounts may not add due to rounding.
(1) 2023 Adjusted financials exclude the impact of first year purchase accounting adjustments.
(2) Free Cash Flow is defined as cash flow from operations less capital expenditures. 2023 Adjusted Free Cash Flow excluded a legal settlement payment of $10 million.
(3) 2024 Adjusted financials are defined as Reported Operating Income, Operating Margin, Net Income and Diluted EPS under GAAP excluding costs associated with the Company's 2024 Restructuring Program and the impact of first year purchase accounting adjustments.

Curtiss-Wright Corporation, Page 18

CURTISS-WRIGHT CORPORATION
2024 Sales Growth Guidance by End Market
As of October 30, 2024

	2024 % Change vs. 2023 Adjusted

	Prior	Current	% Total Sales
Aerospace & Defense Markets
Aerospace Defense	7 - 9%	9 - 11%	20%
Ground Defense	10 - 12%	10 - 12%	11%
Naval Defense	5 - 7%	9 - 11%	26%
Commercial Aerospace	13 - 15%	16 - 18%	12%
Total Aerospace & Defense	8 - 10%	10 - 12%	69%

Commercial Markets
Power & Process	4 - 6%	5 - 7%	18%
General Industrial	Flat	(2 - 4%)	14%
Total Commercial	1 - 3%	1 - 3%	31%

Total Curtiss-Wright Sales	6 - 8%	7 - 9%	100%

Note: Sales percentages may not add due to rounding.

Curtiss-Wright Corporation, Page 19
About Curtiss-Wright Corporation
Curtiss-Wright Corporation (NYSE:CW) is a global integrated business that provides highly engineered products, solutions and services mainly to Aerospace & Defense markets, as well as critical technologies in demanding Commercial Power, Process and Industrial markets. We leverage a workforce of approximately 8,600 highly skilled employees who develop, design and build what we believe are the best engineered solutions to the markets we serve. Building on the heritage of Glenn Curtiss and the Wright brothers, Curtiss-Wright has a long tradition of providing innovative solutions through trusted customer relationships. For more information, visit www.curtisswright.com.

###

Certain statements made in this press release, including statements about future revenue, financial performance guidance, quarterly and annual revenue, net income, operating income growth, future business opportunities, cost saving initiatives, the successful integration of the Company’s acquisitions, and future cash flow from operations, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements present management's expectations, beliefs, plans and objectives regarding future financial performance, and assumptions or judgments concerning such performance. Any discussions contained in this press release, except to the extent that they contain historical facts, are forward-looking and accordingly involve estimates, assumptions, judgments and uncertainties. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Such risks and uncertainties include, but are not limited to: a reduction in anticipated orders; an economic downturn; changes in the competitive marketplace and/or customer requirements; a change in government spending; an inability to perform customer contracts at anticipated cost levels; and other factors that generally affect the business of aerospace, defense contracting, electronics, marine, and industrial companies. Such factors are detailed in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and subsequent reports filed with the Securities and Exchange Commission.

This press release and additional information are available at www.curtisswright.com.

Contact:    Jim Ryan
(704) 869-4621
Jim.Ryan@curtisswright.com